As filed with the Securities and Exchange Commission on June 14, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DOLLAR GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
           Tennessee                                         61-0502302
(State or other jurisdiction of                  (I.R.S. employer identification
incorporation or organization)                                number)

          104 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205
                                 (615) 783-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Robert C. Layne, Corporate Secretary
                           Dollar General Corporation
                        104 Woodmont Boulevard, Suite 300
                           Nashville, Tennessee 37205
                                 (615) 783-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.: X

If this Form is registering additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------- --------------------------- ------------------------------ ------------------
 Title of Each Class of         Amount to be    Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
       Securities              Registered (1)      Price per Share (2)           Offering Price (2)        Registration Fee
    to be Registered                                                                                              (2)
----------------------------- ----------------- --------------------------- ------------------------------ ------------------
Common Stock, par value          3,750,000                $29.53                    $110,737,500                 $30,785
    $.50 per share
----------------------------- ----------------- --------------------------- ------------------------------ ------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

(1) If, prior to the completion of the distribution of the common stock covered by this registration statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(2) Calculated based upon the average of the high and low prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this registration statement in accordance with Rule 457(c).

                    DOLLAR GENERAL DIRECT STOCK PURCHASE PLAN

         This Prospectus describes the Dollar General Direct Stock Purchase Plan effective June 14, 1999 (the "Plan). The Plan promotes long-term ownership in Dollar General Corporation ("Dollar General" or the "Company") by offering:

      - A simple, cost-effective method for purchasing shares of Dollar General stock directly from the Company;

      - A way to increase your holdings in Dollar General by reinvesting your cash dividends;

      - The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of Dollar General to participate in the Plan. You can purchase your first shares of Dollar General stock through the Plan, by making an initial investment of $50.00 or more, which includes an enrollment fee of $5.00.

                             TABLE OF CONTENTS
DESCRIPTION                                                                PAGE
-----------                                                                ----

SUMMARY OF THE PLAN..........................................................1

ADMINISTRATOR OF THE PLAN....................................................2

ENROLLMENT...................................................................2

INVESTMENT OPTIONS...........................................................3

PURCHASE OF SHARES FOR THE PLAN..............................................3

SALE OF SHARES FOR THE PLAN..................................................4

SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY........................5

GIFTS OR TRANSFERS OF SHARES ................................................5

ISSUANCE OF CERTIFICATES.....................................................5

CLOSING YOUR ACCOUNT.........................................................5

TRACKING YOUR INVESTMENTS....................................................6

U.S. FEDERAL INCOME TAX INFORMATION..........................................6

MISCELLANEOUS................................................................7

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS........................8

VOTING OF PROXIES............................................................8

RESPONSIBILITY OF ADMINISTRATOR AND DOLLAR GENERAL CORPORATION...............8

LEGAL MATTERS................................................................8

PLAN MODIFICATION OR TERMINATION.............................................8

CHANGE OF ELIGIBILITY; TERMINATION...........................................8

FOREIGN PARTICIPATION........................................................8

EXPERTS......................................................................9

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           DOLLAR GENERAL CORPORATION

         Dollar General is a leading discount retailer of quality general merchandise at everyday low prices through its conveniently located stores. The Company's stores offer a focused assortment of consumable basic merchandise including health and beauty aids, packaged food products, cleaning supplies, housewares, stationery, seasonal goods, non-fashion apparel and domestics. Through convenient neighborhood locations, Dollar General Stores primarily serve low, middle and fixed income families. As of April 30, 1999, the Company operated 3,852 stores located in 24 states, primarily in the Midwestern and southeastern United States. Its principal executive offices are located at 104 Woodmont Boulevard, Nashville, Tennessee 37205, and its telephone number is
(615) 783-2000.
                               SUMMARY OF THE PLAN

         - ENROLLMENT: Non- shareholders may join by submitting a completed Enrollment Form and making an initial investment of at least $50.00, but not more than $7,500.00, which includes an enrollment fee of $5.00. Existing Dollar General shareholders, whose common stock is registered in their names, can participate by submitting a completed Enrollment Form along with a $5.00 check or money order for the Enrollment Fee. If your shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name or becoming a shareholder of record by enrolling in the Plan in the same way as a non-shareholder.

         - REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends toward the purchase of additional shares of Dollar General stock. Dividends will be automatically reinvested unless you indicate on the Enrollment Form that you want to have dividend checks mailed to you. You may select a partial dividend reinvestment of 25%, 50% or 75% of the shares held by you and receive a check for the remainder of the cash dividend on your shares.

         - OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Dollar General stock without paying any fees. There is no minimum optional cash investment amount. The maximum purchase amount is $7,500.00 per month. You can pay by check, money order or have your payment automatically withdrawn from your bank account.

         - FULL INVESTMENT: Full investment of your dividends is possible because the Company will credit your account with both whole and fractional shares. Dollar General pays dividends on both whole shares and fractional shares.

         - SAFEKEEPING OF CERTIFICATES: You may deposit your Dollar General common stock certificates with the Administrator for safekeeping at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request.

         - GIFTS OR TRANSFERS OF SHARES: Once enrolled in the Plan, you can give or transfer your Dollar General shares to others by completing the bottom portion of your account statement (or writing a letter) indicating the number of shares that you wish to give.

         - SELL SHARES CONVENIENTLY: You may sell the Dollar General stock held in your Plan account. A transaction fee of $10.00 plus broker commission will be charged for each sale.

         -  TRACKING  YOUR  INVESTMENT:  You  will  receive  a  statement  or  a notification after each investment. Statements provide the details of the investment and show the share balance in your Plan account. Quarterly reinvestment statements will provide all share activity occurring in the calendar year.

                            ADMINISTRATOR OF THE PLAN

         Dollar General has designated Registrar and Transfer Company to administer the Plan and act as Agent for the participants (the AAdministrator@). The Administrator will purchase and hold shares of stock for Plan participants, keep records, send statements, and perform other duties required by the Plan.

         THE ADMINISTRATOR MAY BE CONTACTED AS DETAILED BELOW.


INQUIRIES:   For  information about the Dollar General Direct Stock Purchase and
Dividend Reinvestment Plan:

         Call the Administrator:                              (800) 368-5948
         Outside the United States call collect:              (800) 368-5948
         FAX:                                                 (908) 497-2312

Written requests and notices should be mailed as follows:

Registrar and Transfer Company
Direct Purchase/DRP Department
10 Commerce Drive
Cranford, New Jersey 07016-3572

Please include your daytime telephone number with all correspondence.

                                   ENROLLMENT

         You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the United States, you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

         - IF YOU DO NOT CURRENTLY OWN ANY DOLLAR GENERAL STOCK, you can join the Plan by making an initial investment of at least $50.00, but not more than $7,500.00. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check or money order payable to Registrar and Transfer Company. A $5.00 enrollment fee will be deducted from your initial investment. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement mailed to you. (See "Purchase of Shares for the Plan")

         - IF YOU ALREADY OWN DOLLAR GENERAL STOCK AND THE SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning to the Administrator a completed Enrollment Form and a $5.00 check or money order for the enrollment fee.

         - IF YOUR SHARES ARE HELD IN A BROKERAGE, BANK OR OTHER INTERMEDIARY ACCOUNT, and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register at least one (1) of your Dollar General shares directly in your name or become a shareholder of record by enrolling in the Plan in the same way as a non-shareholder. You can then get started in the Plan by returning a completed Enrollment Form and the enrollment fee to the Administrator.
                               INVESTMENT OPTIONS

Once enrolled in the Plan, you have the following choices:

         - DIVIDEND REINVESTMENT: You can choose to reinvest all or a 25%, 50% or 75% portion of the regular cash dividend paid on the shares held by you. If you elect to invest only a portion of your dividend you will receive a check for the remainder of the cash dividend on your shares. You can change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally 14 days prior to the payment date.)

         If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment
Form:

         Full Dividend Reinvestment: Purchase additional shares by reinvesting all of your cash dividends.

         Partial Dividend Reinvestment: Reinvest a cash dividend payment based on the percentage of certificated shares you specify. Receive the dividends on all remaining shares held by you in certificate form. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

         If you do not select a dividend reinvestment option all dividends paid on shares held in theplan will be automatically reinvested.

         OPTIONAL CASH INVESTMENTS: You can purchase additional shares of Dollar General common stock by using the Plan's optional cash investment feature. You cannot invest more than $7,500.00 per month. Interest will not be paid on amounts held pending investment.

         BY CHECK OR MONEY ORDER: You may make optional cash investments by sending a check or money order payable to Registrar and Transfer Company. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement. Mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check by the Plan. A $40.00 fee will be assessed for a check that is returned for insufficient funds.

         BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. To initiate monthly bank drafts, simply complete the "Automatic Investment" portion of the Enrollment Form and return the completed form, along with a canceled check to Registrar and Transfer Company. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 10th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing to change or terminate automatic withdrawal.

         BY PAYROLL DEDUCTION: Employees wishing to initiate payroll deductions to purchase shares through the Plan should complete the Enrollment Form and forward it to the Corporate Securities Department at Dollar General. The initial minimum investment and enrollment fee will be waived to Dollar General employees who enroll using this option.

                         PURCHASE OF SHARES FOR THE PLAN

         - PURCHASE INTERVALS: The Administrator will make arrangements to use initial and optional cash investments to purchase Dollar General shares of common stock as promptly as practical, but at least once each week. The Administrator will use reinvested dividends to purchase shares as promptly as practical after the dividend payment date, normally within one week. Purchases may be made over a number of days to meet the requirements of the Plan.

In the unlikely event that, as a result of unusual market conditions, the Administrator is unable to invest the funds within 30 days, the Administrator will return the funds to participants by check.

         - SOURCE AND PRICING OF SHARES:

         SOURCE OF SHARES: Common stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Dollar General from authorized but unissued shares or treasury shares.

         SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, your price per share will be the weighted average price of all shares purchased by the Plan Administrator's broker for each aggregate order placed by the Plan Administrator. All fractional shares are calculated to four decimals and are credited to your account.

         SHARES PURCHASED FROM DOLLAR GENERAL: If the shares are purchased from Dollar General, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the day the shares are purchased. For reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period surrounding the dividend payment date. If there is no trading of Dollar General stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by Dollar General on the basis of such market quotations as it considers appropriate.

         TIMING AND CONTROL: Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Dollar General Corporation nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of Dollar General's stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of Dollar General stock could go up or down before the broker purchases common stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

                           SALE OF SHARES FOR THE PLAN

         You can sell any number of shares held in your Plan account by notifying the Administrator in writing by delivery of the request to Registrar and Transfer Company. The Administrator will arrange for sales to be made at least weekly. Sales may be made more frequently if volume dictates. The sale price will be the weighted average price of all shares sold by the Administrator's broker for each aggregate order placed by the Administrator . You will receive the proceeds of the sale less a $10.00 sales transaction fee, a brokerage commission, and any required tax withholdings. (See "Plan Service Fees")

         You may choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from the Administrator. (See "Issuance of Certificates")

         Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

        TIMING AND CONTROL: Because the Administrator will sell the shares on behalf of the Plan, neither Dollar General Corporation nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of Dollar General's common stock. That is, if you send in a request to sell shares, it is possible that the market price of Dollar General common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

              SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

         Shares of Dollar General stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments". Any Dollar General shareholder may use the Plan's "safekeeping" service to deposit their Dollar General stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to the Administrator.
(See "Issuance of Certificates")

         To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them in safekeeping. DO NOT endorse the certificates or complete the assignment section.

                          GIFTS OR TRANSFERS OF SHARES

YOU CAN GIVE OR TRANSFER DOLLAR GENERAL SHARES TO ANYONE YOU CHOOSE BY:

      - Making an initial $50.00 cash investment, but not more than $7,500.00, to establish an account in the recipient's name; or

      - Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50.00 nor more than $7,500.00; or

      -     Transferring shares from your account to the recipient's account.

You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. The Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option. If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This hold period could be as long as four weeks.

         You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power.

         If you need additional assistance, please call the Administrator at 1-800-368-5948.

                            ISSUANCE OF CERTIFICATES

         You can withdraw all or some of the shares from your Plan account by notifying the Administrator in writing.

         Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. If all full shares held by the account are requested, the account will be terminated and a check for any fractional share will be issued to the participant. You should receive your certificate within two to three weeks of mailing your request.

        Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

                              CLOSING YOUR ACCOUNT

         You may close your account at any time by notifying the Administrator. A $5.00 termination fee will be assessed once the account is closed. When your account is closed, the Administrator will send you certificates representing all of the whole shares in your account and a check for any fractional share based on the current market value net of applicable sales fees. Alternatively, you may request that the shares be transferred to a brokerage firm designated by you.

         You may also close your account by directing the Administrator to sell any or all of the shares in your account and send you a check for the proceeds, net of applicable sales fees. You will not receive interest on sales proceeds held pending disbursement. There is a $10.00 fee for conducting a sale of shares.

         To close an account on the death of a sole account holder, the executor should contact the Administrator for specific instructions.

         If you end dividend reinvestment, notice must be received by the Administrator four days prior to a dividend record date to avoid reinvestment of the current dividend or a delay in receipt of your shares and/or cash. After your account is closed, dividends on any shares of Common Stock you hold will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

PLAN SERVICE FEES

ENROLLMENT FEE:...............................................................$5.00 per account enrollment
CASH INVESTMENTS:........................................$1 each plus brokerage commissions, if applicable
SALE OF SHARES:......................................... $10.00 per transaction plus brokerage commissions
REINVESTMENT OF DIVIDENDS:.......................................................................No charge
AUTOMATIC ACCOUNT DEBITING:............................$.75 each plus brokerage commissions, if applicable
GIFT OR TRANSFER OF SHARES:......................................................................No charge
SAFEKEEPING OF STOCK CERTIFICATES................................................................No charge
CERTIFICATE ISSUANCE.............................................................................No charge
RETURNED CHECK FEE........................................................................$40.00 per check
DUPLICATE STATEMENTS
         Current year................................................................................$5.00
         Prior year(s).........................................................$10.00 flat fee per request
TERMINATION OF PLAN PARTICIPATION:............................................$5.00 per account terminated

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

                            TRACKING YOUR INVESTMENTS

         If you participate in dividend reinvestment, The Administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Confirmation notices will be sent when you make an initial or optional cash investment.

         Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

         You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

                       U.S. FEDERAL INCOME TAX INFORMATION

         Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement (Form 1099-DIV or such successor form) from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

         You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

         Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

         THE ABOVE SUMMARY IS NOT A COMPREHENSIVE SUMMARY OF ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICIPANT IN THE PLAN. THEREFORE, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE CONSEQUENCES OF PARTICIPATION IN THE PLAN.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT. DOLLAR GENERAL HAS AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. DOLLAR GENERAL IS NOT MAKING AN OFFER TO SELL STOCK IN ANY STATE OR COUNTRY WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.
                                  MISCELLANEOUS

AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

         Dollar General files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these reports, statements or other information Dollar General files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dollar General's SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

         The SEC allows Dollar General to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

         (a)     Annual Report on Form 10-K for the year ended January 29, 1999;

         (b) Quarterly Report on Form 10-Q for the quarter ended April 30, 1999; and

         (c) The description of the Dollar General common stock contained in Dollar General's current report on Form 8-K dated June 2, 1998 (as amended by Amendment No. 1 thereto filed June 11,
                 1998).

Upon request Dollar General will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Dollar General Investor Relations, 104 Woodmont Boulevard, Suite 500, Nashville, Tennessee (Telephone: 1-615-783-2000).

              STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

         In the event dividends are paid in Dollar General common stock, or if Dollar General common stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

                                VOTING OF PROXIES

         Dollar General will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

         RESPONSIBILITY OF ADMINISTRATOR AND DOLLAR GENERAL CORPORATION

         Neither Dollar General Corporation nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for: failure to terminate your account upon your death prior to receiving written notice of such death; or relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or for any fluctuation in the market value after purchase or sale of shares.

         The payment of dividends is at the discretion of Dollar General's Board of Directors and will depend upon future earnings, the financial condition of Dollar General Corporation and other factors. The Board may change the amount and timing of dividends at any time without notice.

         Neither Dollar General Corporation nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.
                                  LEGAL MATTERS

         The validity of the shares of Common Stoc to be issued pursuant to the Plan has been passed upon by Robert C. Layne, Corporate Secretary, Dollar General Corporation. Mr. Layne owns common stock and is eligible to participate in the Plan.

                        PLAN MODIFICATION OR TERMINATION

         Dollar General Corporation reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Dollar General and the Administrator also reserve the right to change any administrative procedures of the Plan.

                       CHANGE OF ELIGIBILITY; TERMINATION

         Dollar General reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. The Administrator will issue a certificate to you upon written request.

                              FOREIGN PARTICIPATION

         If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Dollar General reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  Registration Fee.......................................$30,785
                  Printing Expenses......................................$10,000
                  Accounting Fees and Expenses...........................$ 5,000
                  Legal Fees and Expenses................................$10,000

                  Total..................................................$55,785
                                                                         =======

* Estimated. Total expenses exclude an estimated $30,000 of annual recurring costs for the operation of the Plan.


Item 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) in the case of conduct in an official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interests of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the Corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Charter of the Company and its Bylaws provide that the Company shall indemnify against liability, and advance expenses to, any present or former director or officer of the Company to the fullest extent allowed by the TBCA as amended from time to time, or any subsequent law, rule or regulation adopted in lieu thereof.

     The above description of the TBCA and the Company's Charter and Bylaws is not intended to be exhaustive and is qualified in its entirety by the statute, the Charter and the Bylaws.

     The Company currently has in effect an officers and directors liability policy which provides insurance coverage for its directors and officers. The policy covers any error, misstatement, act or omission, or breach of duty committed by a director or officer, subject to certain specified exclusions.

ITEM 16.    EXHIBITS.

The following exhibits are filed as part of the Registration Statement:

   Exhibit
   Number                                                     Description
   ------                                                     -----------
3.1         --   Charter  of  the  Registrant  (incorporated  by reference to
                 Exhibit B to the Registrant's definitive proxy statement dated April 29, 1998).

3.2         --   Bylaws of  the Registrant (incorporated by reference to Exhibit
                 C to the Registrant's definitive proxy  statement  dated  April
                 29, 1998).

5           --   Opinion of Robert C. Layne as to the legality of the securities to be issued.

23.1        --   Consent of Deloitte & Touche LLP.

23.2        --   Consent of PricewaterhouseCoopers LLP.

23.3        --   Consent of Counsel (contained in Exhibit 5).

24.1        --   Power  of  Attorney  (contained  on the signature pages to this registration statement).

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 14, 1999.

                           DOLLAR GENERAL CORPORATION

                                                     By: /s/ Cal Turner, Jr.
                                                         -----------------------
                                                         Cal Turner, Jr.
                                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cal Turner, Jr. and Brian M. Burr, and each of them, with full power to act without the other, as his attorney-in-fact, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and amendments thereto) and to any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                  Date
              ---------                                     -----                                  ----

/s/ Cal Turner, Jr.
-----------------------------------        Chairman, Chief Executive Officer and              June 14, 1999
Cal Turner, Jr.                            Director

                                           Executive Vice President & Chief                   June 14, 1999
/s/ Brian M. Burr
-----------------------------------
Brian M. Burr                              Financial Officer (Principal Financial
                                           Officer and Principal Accounting
                                           Officer)
/s/ Dennis C. Bottorf
-----------------------------------        Director                                           June 14, 1999
Dennis C. Bottorf

/s/ James L. Clayton
-----------------------------------        Director                                           June 14, 1999
James L. Clayton

/s/ Reginald D. Dickson
-----------------------------------        Director                                           June 14, 1999
Reginald D. Dickson

/s/ John B. Holland
-----------------------------------        Director                                           June 14, 1999
John B. Holland

/s/ Barbara M. Knuckles
-----------------------------------        Director                                           June 14, 1999
Barbara M. Knuckles

/s/ Cal Turner
-----------------------------------        Director                                           June 14, 1999
Cal Turner

/s/ David M. Wilds
-----------------------------------        Director                                           June 14, 1999
David M. Wilds

/s/ William S. Wire, II
-----------------------------------        Director                                           June 14, 1999
William S. Wire, II


                                                    EXHIBIT INDEX



   Exhibit
   Number                                                     Description
   ------                                                     -----------

3.1       --   Charter of the Registrant (incorporated by reference to Exhibit B to the  Registrant's  definitive  proxy statement dated April 29,
               1998).

3.2       --   Bylaws of the Registrant (incorporated by reference to Exhibit C to  the  Registrant's  definitive proxy statement dated April 29,
               1998).

5         --   Opinion  of  Robert C. Layne as to the legality of the securities to be issued.

23.1      --   Consent of Deloitte & Touche LLP.

23.2      --   Consent of PricewaterhouseCoopers LLP.

23.3      --   Consent of Counsel (contained in Exhibit 5).

24.1      --   Power  of Attorney  (contained  on  the signature  pages  to this registration statement).